Exhibit 99.1

STAVROS MESAZOS GROUP OF COMPANIES

FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

STAVROS MESAZOS GROUP OF COMPANIES

COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Stavros Mesazos Group of Companies

We have audited the accompanying combined balance sheets of the Stavros Mesazos Group of Companies as of December 31, 2008 and 2007, and the related combined statements of income, shareholders’ equity and accumulated other comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008.  The Stavros Mesazos Group of Companies’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Stavros Mesazos Group of Companies as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Bagell, Josephs, Levine & Company, L.L.C.

Marlton, NJ

December 22, 2009

The report is a copy of the previously issued report. The predecessor auditor has not reissued the report.

Stavros Mesazos Group of Companies
Combined Balance Sheets

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$987,417	$1,047,637
Receivable from owner	9,793,605	8,265,256
Contract receivables	24,271,953	3,005,897
Cost and estimated earnings in excess of billings	386,311	473,816
Prepaid taxes-VAT	1,452,801	3,782,393
Total current assets	36,892,087	16,574,999
LONG-TERM ASSETS
Other long-term assets	383,861	392,600
Total long-term assets	383,861	392,600
Total assets	$37,275,948	$16,967,599

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term borrowings	$9,793,605	$8,265,256
Due to suppliers	23,179,868	4,564,982
Accrued liabilities and other current payables	972,640	330,895
Billings in excess of costs and estimated earnings	447,938	1,771,005
Total current liabilities	34,394,501	14,932,138
LONG-TERM LIABILITIES
Other long-term liabilities	668,487	532,272
Total long-term liabilities	668,487	532.272
Total liabilities	35,062,538	15,464,410

SHAREHOLDERS’ EQUITY
Owners’ capital	102,333	60,582
Accumulated other comprehensive income	(115,843)	180,759
Retained earnings	2,226,920	1,261,848
Total shareholders’ equity	2,213,410	1,503,189
Total liabilities and shareholders’ equity	$37,275,948	$16,967,599

See accompanying notes to combined financial statements.

Stavros Mesazos Group of Companies
Combined Income Statements

	Year Ended December 31, 2008	Year Ended December 31, 2007

Revenues	$61,965,224	$38,519,625
Less: Cost of revenues	(54,341,895)	(33,867,973)
Gross profit	7,623,329	4,651,652

Expenses
General and administrative expenses	1,306,282	1,212,172
Income from operations	6,317,047	3,439,480
Other expense
Interest expense	(1,161,975)	(929,502)
Income before income taxes	5,155,072	2,509,978
Income tax expense	(1,164,632)	(611,186)
Net income	$3,990,440	$1,898,792

See accompanying notes to combined financial statements.

Stavros Mesazos Group of Companies
Combined Statement of Shareholders’ Equity

	Capital	Retained Earnings	Accumulated Other Comprehensive Income	Totals
Balance as of January 1, 2007	$60,582	$278,777	$64,339	$403,698
Owner draws	--	(915,721)	--	(915,721)
Comprehensive income:
Net income for the year ended December 31, 2007		1,898,792		1,898,792
Other comprehensive income
Foreign currency translation adjustments, net
of taxes of $-0-			116,420	116,420
Total comprehensive income				2,015,212

Balance as of December 31, 2007	60,582	1,261,848	180,759	1,503,189

Owner draws		(3,025,368)		(3,025,368)
Increase of Capital	41,751			41,751
Comprehensive income:
Net income for the year ended December 31, 2008		3,990,440		3,990,440
Other comprehensive income
Foreign currency translation adjustments, net
of taxes of $-0-			(296,602)	(296,602)
Total comprehensive income				3,693,838

Balance as of December 31, 2008	$102,333	$2,226,920	$(115,843)	$2,213,410

See accompanying notes to combined financial statements.

Stavros Mesazos Group of Companies
Combined Statements of Cash Flows

	Year Ended December 31, 2008	Year Ended December 31, 2007
Cash flows from operating activities
Net income	$3,990,440	$1,898,792
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	34,540	25,502 --
Deferred income taxes	207,325	274,014
Foreign exchange effect	(57,045)	72,651
Changes in operating assets and liabilities
Contract receivables	(22,647,639)	5,915,244
Cost and estimated earnings in excess of billings	65,129	1,207,643
Other current assets	2,329,592	(10,321,965)
Due to suppliers	17,754,261	(6,063,501)
Accrued liabilities	692,747	(434,070)
Billings in excess of costs and estimated earnings	(1,296,008)	1,648,752
Net cash provided by (used in) operating activities	1,073,342	(5,776,968)

Cash flows from investing activities
Purchase of property, plant & equipment	(44,582)	(176,779)
Net cash (used in) investing activities	(44,582)	(176,779)

Cash flows from financing activities
Proceeds from issuance of equity	44,123	--
Proceeds from loans	29,468,959	29,690,685
Loan repayment	(27,404,827)	(21,844,987)
Owner draws	(3,197,235)	(852,508)
Net cash provided by (used in) financing activities	(1,088,980)	6,993,190

Net increase (decrease) in cash and cash equivalents	(60,220)	1,039,443

Cash and cash equivalents at beginning of the year	1,047,637	8,194
Cash and cash equivalents at end of the year	$987,417	$1,047,637

Supplemental disclosures of cash flow information:
Interest paid	$1,161,975	$929,502
Income taxes paid	$650,892	$246,026

See accompanying notes to combined financial statements.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

1.

Summary of Business and Significant Accounting Policies

Basis of Presentation

        Stavros Mesazos Group of Companies (“SM” or “the Company”) a group of construction entities domiciled in Greece and controlled by Stavros X. Mesazos, is a leading engineering and construction firm that specializes in the design, construction, and equipping of commercial, agricultural, and industrial facilities in Greece.  SM provides a turnkey solution for companies that are looking to build new or upgrade existing facilities, including design of the building, assistance in procuring European Union or Greek government grants, when applicable, managing the construction, and the purchasing and installation of equipment.

Basis of Presentation

        These projects have been undertaken by three companies: “STAVROS MESAZOS”, a personal company, “STAVROS X. MESAZOS & SIA E.E.” and “MESAZOS STAVROS & SIA E.E.”. These three entities comprise the “STAVROS MESAZOS GROUP OF COMPANIES”.  These entities are combined in these financial statements as though they were one entity.  All of the companies have historically operated as separate entities, and there are no intercompany transactions between the entities.

Use of Estimates

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain of the Company's accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from construction contracts under the percentage of completion method, the valuation of long-term assets, and income taxes.  Management evaluates all of its estimates and judgments on an on-going basis.

Revenue Recognition

The Company's primary business is as a provider of engineering and contracting services to private sector companies and industry cooperatives. Credit risk with private owners is minimized because of the receipt of postdated checks and other liens throughout the construction progress until final cash payment has been secured.

Revenues are recognized on the percentage-of-completion method, measured by the ratio of costs incurred up to a given date to estimated total costs for each contract.

Contract costs include all direct material, labor, subcontracting and other costs and those indirect costs related to contract performance, such as indirect salaries and wages, equipment repairs and depreciation, insurance and payroll taxes. Administrative and general expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount attributable to contract claims is included in revenues when realization is probable and the amount can be reliably estimated.  Cost and estimated earnings in excess of billings included $386,311 and $473,816 at December 31, 2008 and 2007, respectively, for contract claims not yet billed to the customer. The Company generally provides a twelve (12) month warranty for workmanship under its contracts.  Warranty claims historically have been insignificant.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

Cash and Cash Equivalents and Short-term Investments

The Company considers all highly liquid investments with original or remaining maturities of three months or less at the time of purchase to be cash equivalents.  The Company has concentrated its risk for cash by maintaining deposits in foreign bank accounts, which are insured by the Greek Government up to a limit of 100,000 Euro account holder, no matter what bank they are held at. Uninsured bank deposits as of December 31, 2008 and 2007 were $848,287 and $900,427 respectively.

Statement of Cash Flows

In accordance with FAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Contracts Receivable

Contract receivables are primarily concentrated with private companies located throughout Greece. Credit terms for payment of products and services are extended to customers in the normal course of business and no interest is charged. The Company often accepts various forms of collateral including postdated checks, and can follow the practice of filing statutory liens or stop notices on all construction projects when collection problems are anticipated. The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible.  During 2008 and 2007 the Company did not designate any receivables as uncollectable.

Retainage

The Company does not have retention provisions in its present operations since all contracts are pre-approved in the governmental grant program, if applicable, and are fixed price contracts.  Any change orders upward are paid in advance by the client and change orders downward cause a credit to the client’s contractual balance.

Revenue Recognition

The Company recognizes revenue from architectural and design services on the basis of the Company’s estimates of the percentage-of-completion of the underlying construction contracts or based on progress towards completion of design and other service agreements. A portion of the total contract price is recognized as revenue based on management’s estimate of the percentage-of-completion as compared to the total contract amount. Certain long-term contracts may extend over one or more years, and revisions in cost and profit estimates during the course of the work are reflected in the period in which the facts, which would require the revisions, become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

Foreign currency translation and other comprehensive income

The functional currency of the Company is Euros. For financial reporting purposes, Euros have been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Property, Plant & Equipment

 Property, plant & Equipment assets as classified as Other long term assets on the Company’s balance sheets and are shown net of depreciation expense.  The Company utilizes the straight line depreciation method with estimated useful lives of 10-30 years depending on the type of asset.

Evaluating Impairment of Long-Lived Assets

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed.  The estimated undiscounted cash flow associated with the asset is compared to the asset's carrying amount to determine if a write-down to fair value is required.

Federal Income Taxes

We determine deferred income tax assets and liabilities using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income Per Share

Because the Companies are controlled by one person and ownership is not determined by shares in personal companies, we did not include a calculation on Net Income per Share.

Interest Costs

All interest costs of the Company were expensed.

Fair Value of Financial Instruments

Our financial instruments consist of cash, contract receivables, prepayments, deposits, short term borrowings, and accounts due to suppliers. We believe the fair value of these items reflect their carrying amounts, primarily due to the short term nature of these instruments.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

In 2007, the FASB issued new guidance relating to the measurement and disclosure of financial assets and liabilities.  This guidance established a framework for measuring fair value in GAAP and clarified the definition of fair value within that framework. This guidance does not require assets and liabilities that were previously recorded at cost to be recorded at fair value or for assets and liabilities that are already required to be disclosed at fair value, This guidance introduced, or reiterated, a number of key concepts which form the foundation of the fair value measurement approach to be used for financial reporting purposes. The fair value of the Company’s financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). This guidance also established a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:

Level 1—quoted prices in active markets for identical assets and liabilities.

Level 2—observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3—unobservable inputs.

The adoption of this guidance did not have an effect on the Company’s financial condition or results of operations, but this guidance introduced new disclosures about how we value certain assets and liabilities. Much of the disclosure is focused on the inputs used to measure fair value, particularly in instances where the measurement uses significant unobservable (Level 3) inputs. As of December 31, 2008 and December 31, 2007, the Company did not have financial assets or liabilities that would require measurement on a recurring basis based on this guidance.

Recently Issued Accounting Pronouncements

 In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”)  No. 165, Subsequent Events (Accounting Standards Codification (“ASC”) 855, Subsequent Events) “ASC 855”. ACS 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, ASC 855 provides (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. The Company adopted ASC 855 in the third quarter of 2009. The adoption did not materially impact the Company. We considered all subsequent events through November 13, 2009, the date the financial statements were available to be issued.

In June 2009, FASB issued SFAS No.168, FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (ASC 105, Generally Accepted Accounting Principles) “ASC 105”, which states that the FASB Accounting Standards Codification TM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. On the effective date of this Statement, the Codification will supersede all then-existing non-Securities and Exchange Commission (“SEC”) accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The codification is effective for these third quarter financial statements and the principal impact is limited to disclosures as all future references to authoritative literature will be reference in accordance with the codification.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value. This ASU provides amendments for fair value measurements of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques. ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance or fourth quarter 2009. The Company is assessing the impact of ASU 2009-05 on our financial condition, results of operations, and disclosures.  The implementation of the fair value guidance for nonfinancial assets and nonfinancial liabilities, effective January 1, 2009, did not have a material impact on our combined financial position and results of operations.

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption is permitted), modify the criteria for recognizing revenue in multiple element arrangements and the scope of what constitutes a non-software deliverable. The Company is currently assessing the impact (if any) on its combined financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

2.

Contract Receivables

Contract receivables are summarized as follows:

	December 31, 2008	December 31, 2007

Completed Contracts	$22,127,603	$534,657
Contracts in Progress	2,144,350	2,471,240
Total	24,271,953	3,005,897

        Collateralized receivables are receivables from customers in which payment has already been secured through the issuance of a check by the customer that is held by the Company until the work has been completed and payment agreed to.  These checks are either held in banks or by the Company directly.  The amount of receivables above that were collateralized at December 31, 2008 and 2007, respectively, were $20,006,507 and $2,583,382.

The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible.  During 2008 and 2007 the Company did not designate any receivables as uncollectable.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

3.

Costs and Estimated Earnings on Uncompleted Contracts

	December 31, 2008	December 31, 2007

Costs incurred on uncompleted contracts	$7,123,683	$26,743,863
Estimated earnings	1,026,126	3,666,015
Total	8,149,809	30,409,878
Less: Billings to date	(8,182,660)	(31,617,521)
Total	$(32,851)	$(1,207,643)
Included in balance sheet under following captions:
Costs and estimated earnings in excess of billings	$386,311	$473,816
Billings in excess of costs and estimated earnings	(447,938)	(1,771,005)
Foreign currency effect	28,776	89,546
Total	$(32,851)	$1,207,643

4.

Line of Credit Facilities and Long-Term Debt

Line of Credit Facilitiesconsists of the following loan amounts per bank.  All loans, although in the names of one of the Stavros Mesazos Group of Companies, are guaranteed by the checks issued by the client and / or its principal shareholder or owner.  Amounts below are shown in dollars, but each loan is denominated in Euro.  Each line is used for general project purposes.  The loans are set forth below.

Bank	Credit Line	Interest Rate	December 31, 2008	December 31, 2007	Average Amount outstanding for 2008	Average Amount outstanding for 2007	Credit Line Available at December 31, 2008	Credit Line Available at December 31, 2007
PROBANK	1,472,100	8.50%	640,736	299,177	579,462	382,235	831,364	1,172,923
ALPHA BANK	4,121,880	8.50%	1,973,453	2,629,144	2,695,540	3,795,665	2,148,427	1,492,736
ALPHA BANK	2,649,780	8.50%	2,379,353	492,535	2,080,416	685,304	270,427	2,157,245
NATIONAL BANK OF GREECE	2,944,200	8.50%	445,684	482,956	256,725	448,163	2,498,516	2,461,244
PANELLINIA BANK	2,649,780	8.60%	2,158,802	2,683,370	3,871,211	3,108,535	490,978	-33,590
Elliniki Bank	1,104,075	11.30%	1,058,913	323,701	543,387	29,859	45,162	780,374
EFG Eurobank	1,619,310	8.50%	0	0	435,968	-	1,619,310	1,619,310
EFG Eurobank	1,766,520	8.50%	0	0	329,969	376,076	1,766,520	1,766,520
Aspis Bank	883,260	8.55%	0	0	-		883,260	883,260
Cyprus Bank	3,680,250	8.50%	0	0	1,323,355	738,769	3,680,250	3,680,250
Pireus Bank	3,017,805	8.50%	0	0	515,199	298,910	3,017,805	3,017,805
Millenium Bank	1,177,680	8.10%	1,136,664	902,960	854,748	1,076,030	41,016	274,720
Total	27,086,640		9,793,605	7,813,843			17,293,035	19,272,797

The Company utilizes post-dated checks received from customers as collateral for these credit lines.  The Banks have historically lent 70%-90% of the face value of these post-dated checks to the Company through these credit

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

lines.  As of December 31, 2008 and 2007, respectively, the value of collateral held by the banks was $19,403,775 and $16,955,420.

5.

Income Taxes and Deferred Tax Asset/Liability

Income taxes are calculated using the two methods under the Greek taxation statutes.  For individuals, there is a scaled tax rate ranging from 0% to 40% maximum rate on all income over €45,000.  The rate for the other two entities comprising the Company is at a constant twenty percent (20%).

The Company, as a result of its method of operation, whereby it is constructing facilities under the EU grant program and the National Development Fund, is continually audited by the Greek government and by representatives of the EU.  The relevant audits are conducted by auditors from the Ministry of Economics, the Ministry of Development, the Ministry of Agriculture, the Ministry of Public Works, the Ministry of Environment and the Greek Tax Authority.  In the latter case of the Greek Tax Authority, the audits are ongoing and cover the areas of Value Added Tax rebatements and payments, income tax due or due for a refund to the Company.  The Company has just completed in October 2009, a complete review of its operations by the Greek Tax Authority and is due for a rebate that is presently being calculated by the Tax Authority.  We do not believe that such a refund will materially impact our financial results.

The provision for taxes on net income consists of the following:

	December 31, 2008	December 31, 2007
Current	$591,999	$212,985
Deferred	572,633	398,201
Total	$1,164,632	$611,186

Deferred taxes as of December 31, 2008 and 2007 are immaterial and are included as a part of accrued liabilities.

6.

Operating Leases

The Company leases office space in Athens, Greece for an amount of $36,500 per year.  The company leases professional office space and has a paid deposit of $3,200.91.  Professional office leases in Greece run for a term of sixteen (16) years and the lease commenced in 2008.  The owner of the property is the principal shareholder, Stavros X. Mesazos.  Rent paid during 2008 and 2007 was $34,502 and $3,289, respectively.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

7.

General & Administrative Expenses

	For the years ended December 31,
	2008	2007
Indirect labor expenses, not related to contract performance	$354,860	$378,878
Utilities	68,731	49,651
Office's rents	34,502	3,289
Taxes and duties paid	100,656	18,119
Stationery and other relevant expenses	8,616	12,161
Transportation expenses	248,989	366,342
Advertising expenses	2,361	3,461
Various expenses	85,337	12,149
Executive Salary	367,690	342,620
Depreciation	34,540	25,502
Total	$1,306,282	$1,212,172

8.

Commitments and Contingencies

Employment Agreements

Stavros X. Mesazos and certain other officers of the Company and its subsidiaries will have employment agreements executed in December 2009 which shall provide for payments of annual salary, deferred salary, incentive bonuses and certain benefits if their employment is terminated without cause.

Self-Insurance Product and workmanship liability and PI for Company and projects

As is customary in Greece, the Company does not provide health insurance for its employees.  We do contribute for each employee monthly into the Government Social Security and Pension Program, referred to as IKA an amount each month that is tied to each employee’s wage or salary.

The Company carries all risk liability and property damage insurance on its operations and personnel.  For each project, we carry property damage, bodily injury and completion coverage for the project operations and the assigned personnel.  Our liability coverage is without limitation and includes insurance against any criminal actions on the part of our employees during the course of their employment.  T here are no deductibles on any risk that we have insured.  All insurance coverage is apportioned across the market and is awarded based upon ratings and rates of the respective insurors.

Litigation

None pending.

Purchase Commitments

To manage the risk of changes in material prices and subcontracting costs used in tendering bids for construction contracts, we obtain firm quotations from suppliers and subcontractors before submitting a bid.  These quotations do not include any quantity guarantees.  As soon as we are advised that our bid is the lowest, we enter into firm contracts with most of our materials suppliers and sub-contractors, thereby mitigating the risk of future price variations affecting the contract costs.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

9.

Concentrations

Customers

The following table shows contract revenues generated by the Company’s customers that accounted for more than 10% of revenues for a particular year

	December 31, 2008		December 31, 2007
	Revenues	% of Revenues	Revenues	% of Revenues
ATI S.A.	7,020,066	11.3%	*	*
KATEPSIGMENI PAPATA S.A.	8,681,237	14.0%	*	*
FARMA CHITAS S.A	*	*	5,515,821	14.3%
SIVISTA S.A.	*	*	4,841,521	12.6%

* - Represents less than 10% of the revenue for a particular year.

Others

Most, if not all, of the Company’s customers rely heavily on the EU Grant program as a significant amount of their financing for the projects undertaken by the Company in any given year.  In 2008 and 2007, all of the Company’s customers received some sort of grant from the EU for up to 50% of the project’s cost.  Also, all of the Company’s customers to date have been located in the country of Greece.

10.

Related Party Transactions

During the course of business, the Company’s principal owner, Stavros Mesazos, withdrew money from the Company to facilitate the financing of some of its customers.  These receivables were non-interest bearing and did not have a stated due date.  As of December 31, 2008 and 2007, respectively, these receivables totaled $9,793,605 and $8,265,256.  As of September 30, 2009, these receivables had been settled and these obligations no longer exist.  See “Note 12.  Subsequent events”.

During 2008, the Company began leasing its headquarters from its principal owner at a rate of $36,500 per year.  The Company determined that this rate was at market value.

11.

Capital Structure

In both E.E.s we are not owned by shareholders, but by percentage interests as in a partnership.  In Stavros X. Mesazos & SIA E.E., Stavros X. Mesazos is the beneficial owner of forty percent (40%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own thirty percent (30%).  In the Mesazos Stavros & SIA E.E., Stavros X. Mesazos is the beneficial owner of twenty percent (20%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own forty percent (40%).  In the personal entity, Stavros X. Mesazos is the sole entity as it is a personal operation as in a sole proprietorship.  In all entities, Stavros X. Mesazos holds all of the voting rights of the interests.

In 2008, each of the shareholders of Stavros X. Mesazos & SIA E.E. contributed a total of $41,751 (30,000 Euro) in proportion to their ownership interests to increase the regulatory capital of the Company.

Stavros Mesazos Group of Companies
Notes to the Combined Financial Statements
December 31, 2008 and 2007

 12.

Subsequent Events

During 2009, the principal owner settled the receivable that was held by the Company used to facilitate financing for its Customers.  As of the date of this report, the Company does not hold a receivable from its owner.

In October 2009, the Company entered into a letter of intent to combine with Aegean Earth & Marine Corporation, a Cayman Island company, in an interest for interest exchange in which all of the Company’s interests would be exchanged for ordinary shares of Aegean Earth & Marine Corporation.  Subsequent to this transaction, it is anticipated that the combined company would receive approximately $5 million in equity financing from outside investors.  No binding agreements have been entered into as of the date of this report, and there can be no assurances that this transaction will occur.

 13.

Due to Suppliers

Due to Suppliers represents accounts payable to third parties principally for equipment due on demand without interest.

STAVROS MESAZOS GROUP OF COMPANIES

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008

STAVROS MESAZOS GROUP OF COMPANIES

COMBINED FINANCIAL STATEMENTS

Stavros Mesazos Group of Companies

Combined Balance Sheets

	September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,805	$987,417
Receivable from owner	--	9,793,605
Contract receivables	2,698,964	24,271,953
Cost and estimated earnings in excess of billings	28,234,403	386,311
Prepaid taxes-VAT	324,268	1,452,801
Total current assets	31,279,440	36,892,087

LONG-TERM ASSETS
Other long-term assets	246,886	383,861
Total long-term assets	246,886	383,861
Total assets	$31,526,326	$37,275,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term borrowings	$9,751,190	$9,793,605
Due to suppliers	15,537,202	23,179,868
Accrued liabilities and other current payables	117,504	972,640
Billings in excess of costs and estimated earnings	36,608	447,938
Total current liabilities	25,442,504	34,394,051

LONG-TERM LIABILITIES
Other long-term liabilities	1,395,215	668,487
Total long-term liabilities	1,395,215	668,487
Total liabilities	26,837,719	35,062,538

SHAREHOLDERS’ EQUITY
Owner’s capital	102,333	102,333
Accumulated other comprehensive income	157,721	(115,843)
Retained earnings	4,428,553	2,226,920
Total shareholders’ equity	4,688,607	2,213,410
Total liabilities and shareholders’ equity	$31,526,326	$37,275,948

See accompanying notes to combined financial statements.

F-2

Stavros Mesazos Group of Companies

Combined Income Statements

	Nine Month Period Ended September 30, 2009	Nine Month Period Ended September 30, 2008

Revenues	$28,927,013	$50,314,214
Less: Cost of revenues	(24,872,916)	(44,131,116)
Gross profit	4,054,097	6,183,098

Expenses
General and administrative expenses	366,530	730,449
Income from operations	3,687,567	5,452,649
Other expense
Interest expense	(685,852)	(583,108)
Income before income taxes	3,001,715	4,869,541
Income tax expense	(750,429)	(1,217,385)
Net income	$2,251,286	$3,652,156

See accompanying notes to combined financial statements.

F-3

Stavros Mesazos Group of Companies

Combined Statement of Shareholders’ Equity

	Capital	Retained Earnings	Accumulated Other Comprehensive Income	Totals

Balance as of January 1, 2008	$60,582	$1,261,848	$180,759	$1,503,189
Comprehensive income:
Net income for the nine month period ended September 30, 2008		3,652,156		3,652,156
Other comprehensive income
Foreign currency translation adjustments, net
of taxes of $-0-			(249,344)	(249,344)
Total comprehensive income				3,402,812

Balance as of September 30, 2008	$60,582	$$$ 4,914,004	$(68,585)	$4,906,001

Balance as of January 1, 2009	$102,333	$2,226,920	$(115,843)	$2,213,410
Owner draws		(49,653)		(49,653)
Comprehensive income:
Net income for the nine month period ended September 30, 2009		2,251,286		2,251,286
Other comprehensive income
Foreign currency translation adjustments, net
of taxes of $-0-			273,564	273,564
Total comprehensive income				2,524,850

Balance as of September 30, 2009	$102,333	$4,428,553	$157,721	$4,688,607

See accompanying notes to combined financial statements.

F-4

Stavros Mesazos Group of Companies

Combined Statements of Cash Flows

	Nine Month Period Ended	Nine Month Period Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities
Net income	$2,251,286	$3,652,156
Adjustments to reconcile net loss to cash used in operating activities operating activities:
Depreciation	17,706	26,380
Deferred income taxes	750,429	477,277
Foreign exchange effect	(16,437)	28,014
Changes in operating assets and liabilities
Contract receivables	21,313,439	(25,507,866)
Cost and estimated earnings in excess of billings	(25,968,943)	(17,616,246)
Receivable from owner	10,122,121	5,441,325
Due to suppliers	(7,642,666)	25,730,864
Accrued liabilities	(1,013,509)	618,328
Billings in excess of costs and estimated earnings	(405,659)	6,330,445
Net cash (used in) operating activities	(592,233)	(819,323)

Cash flows from financing activities
Proceeds from loans	8,183,794	19,729,366
Loan repayment	(8,557,173)	(19,902,801)
Owner draws	--	--
Net cash (used in) financing activities	(373,379)	(173,435)

Net (decrease) in cash and cash equivalents	(965,612)	(992,758)

Cash and cash equivalents at beginning of the period	987,417	1,047,637
Cash and cash equivalents at end of the period	$21,805	$54,879

Supplemental disclosures of cash flow information:
Interest paid	$685,852	$583,108
Income taxes paid	$--	$740,108

Supplemental disclosures of non-cash investing and financing activities
Owner Draws/Receivable from Owner	$(49,653)	$--
Property distribution to owner and corresponding loan	$142,971	$--

See accompanying notes to combined financial statements.

F-5

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

1.

Summary of Business and Significant Accounting Policies

Basis of Presentation

        Stavros Mesazos Group of Companies (“SM” or “the Company”) a group of construction entities domiciled in Greece and controlled by Stavros X. Mesazos, is a leading engineering and construction firm that specializes in the design, construction, and equipping of commercial, agricultural, and industrial facilities in Greece.  SM provides a turnkey solution for companies that are looking to build new or upgrade existing facilities, including design of the building, assistance in procuring European Union or Greek government grants, when applicable, managing the construction, and the purchasing and installation of equipment.

Basis of Presentation

These projects have been undertaken by three companies: “STAVROS MESAZOS”, a personal company, “STAVROS X. MESAZOS & SIA E.E.” and “MESAZOS STAVROS & SIA E.E.”. These three entities comprise the “STAVROS MESAZOS GROUP OF COMPANIES”.  These entities are combined in these financial statements as though they were one entity.  All of the companies have historically operated as separate entities, and there are no intercompany transactions between the entities.

Use of Estimates

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain of the Company's accounting policies require higher degrees of judgment than others in their application. These include the recognition of revenue and earnings from construction contracts under the percentage of completion method, the valuation of long-term assets, and income taxes.  Management evaluates all of its estimates and judgments on an on-going basis.

Revenue Recognition

Construction

The Company's primary business is as a provider of engineering and contracting services to private sector companies and industry cooperatives. Credit risk with private owners is minimized because of the receipt of postdated checks and other liens throughout the construction progress until final cash payment has been secured.

Revenues are recognized on the percentage-of-completion method, measured by the ratio of costs incurred up to a given date to estimated total costs for each contract.

F-6

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

Contract costs include all direct material, labor, subcontracting and other costs and those indirect costs related to contract performance, such as indirect salaries and wages, equipment repairs and depreciation, insurance and payroll taxes. Administrative and general expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount attributable to contract claims is included in revenues when realization is probable and the amount can be reliably estimated.  Cost and estimated earnings in excess of billings included $28,234,403 and $386,311 at September 30, 2009 and December 31,2008 respectively, for contract claims not yet billed to the customer. The Company generally provides a twelve (12) month warranty for workmanship under its contracts.  Warranty claims historically have been insignificant.

Cash and Cash Equivalents and Short-term Investments

The Company considers all highly liquid investments with original or remaining maturities of three months or less at the time of purchase to be cash equivalents.  The Company has concentrated its risk for cash by maintaining deposits in foreign bank accounts, which are insured by the Greek Government up to a limit of 100,000 Euro account holder, no matter what bank they are held at. Uninsured bank deposits as of September 30, 2009 and December 31, 2008 were $0 and $848,287 respectively.

Statement of Cash Flows

In accordance with FAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Contracts Receivable

Contract receivables are primarily concentrated with private companies located throughout Greece. Credit terms for payment of products and services are extended to customers in the normal course of business and no interest is charged. The Company often accepts various forms of collateral including postdated checks, and can follow the practice of filing statutory liens or stop notices on all construction projects when collection problems are anticipated. The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible.  During 2008 and 2007 the Company did not designate any receivables as uncollectable.  During 2009, there were no customers that created accounts receivables of more than 10% of the Company’s total receivables as of September 30, 2009

Retainage

The Company does not have retention provisions in its present operations since all contracts are pre-approved in the governmental grant program, if applicable, and are fixed price contracts.  Any change orders upward are paid in advance by the client and change orders downward cause a credit to the client’s contractual balance.

F-7

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

Revenue Recognition

The Company recognizes revenue from architectural and design services on the basis of the Company’s estimates of the percentage-of-completion of the underlying construction contracts or based on progress towards completion of design and other service agreements. A portion of the total contract price is recognized as revenue based on management’s estimate of the percentage-of-completion as compared to the total contract amount. Certain long-term contracts may extend over one or more years, and revisions in cost and profit estimates during the course of the work are reflected in the period in which the facts, which would require the revisions, become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

Foreign currency translation and other comprehensive income

The functional currency of the Company  is Euros. For financial reporting purposes, Euros have been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Property, Plant & Equipment

 Property, plant & Equipment assets as classified as Other long term assets on the Company’s balance sheets and are shown net of depreciation expense.  The Company utilizes the straight line depreciation method with estimated useful lives of 10-30 years depending on the type of asset.

Evaluating Impairment of Long-Lived Assets

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed.  The estimated undiscounted cash flow associated with the asset is compared to the asset's carrying amount to determine if a write-down to fair value is required.

Federal Income Taxes

We determine deferred income tax assets and liabilities using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income Per Share

Because the Companies are controlled by one person and ownership is not determined by shares in personal companies, we did not include a calculation on Net Income per Share.

Interest Costs

All interest costs of the Company were expensed.

F-8

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

Fair Value of Financial Instruments

Our financial instruments consist of cash, contract receivables, prepayments, deposits, short term borrowings, and accounts due to suppliers. We believe the fair value of these items reflect their carrying amounts, primarily due to the short term nature of these instruments.

In 2007, the FASB issued new guidance relating to the measurement and disclosure of financial assets and liabilities.  This guidance established a framework for measuring fair value in GAAP and clarified the definition of fair value within that framework. This guidance does not require assets and liabilities that were previously recorded at cost to be recorded at fair value or for assets and liabilities that are already required to be disclosed at fair value, This guidance introduced, or reiterated, a number of key concepts which form the foundation of the fair value measurement approach to be used for financial reporting purposes. The fair value of the Company’s financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). This guidance also established a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:

Level 1—quoted prices in active markets for identical assets and liabilities.

Level 2—observable inputs other than quoted prices in active markets for identical assets and liabilities.

Level 3—unobservable inputs.

The adoption of this guidance did not have an effect on the Company’s financial condition or results of operations, but this guidance introduced new disclosures about how we value certain assets and liabilities. Much of the disclosure is focused on the inputs used to measure fair value, particularly in instances where the measurement uses significant unobservable (Level 3) inputs. As of December 31, 2008 and December 31, 2007, the Company did not have financial assets or liabilities that would require measurement on a recurring basis based on this guidance.

Recently Issued Accounting Pronouncements

 In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”)   SFAS No. 165, Subsequent Events (Accounting Standards Codification (“ASC”) ASC 855, Subsequent Events) “ASC 855”. ACS 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, ASC 855 provides (a) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. The Company adopted ASC 855 in the third quarter of 2009. The adoption did not materially impact the Company. We considered all subsequent events through November 13, 2009, the date the financial statements were available to be issued.

F-9

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

In June 2009, FASB issued SFAS No.168, FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (ASC 105, Generally Accepted Accounting Principles) “ASC 105”, which states that the FASB Accounting Standards Codification TM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. On the effective date of this Statement, the Codification will supersede all then-existing non-Securities and Exchange Commission (“SEC”)  accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The codification is effective for these third quarter financial statements and the principal impact is limited to disclosures as all future references to authoritative literature will be reference in accordance with the codification.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value. This ASU provides amendments for fair value measurements of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques. ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance or fourth quarter 2009. The Company is assessing the impact of ASU 2009-05 on our financial condition, results of operations, and disclosures.  The implementation of the fair value guidance for nonfinancial assets and nonfinancial liabilities, effective January 1, 2009, did not have a material impact on our combined financial position and results of operations.

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption is permitted), modify the criteria for recognizing revenue in multiple element arrangements and the scope of what constitutes a non-software deliverable. The Company is currently assessing the impact (if any) on its combined financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

2.

Contract Receivables

Contract receivables are summarized as follows:

	September 30, 2009	December 31, 2008

Completed Contracts	$209,566	$22,127,603
Contracts in Progress	2,489,398	2,144,350
Total	$2,698,964	$24,271,953

        Collateralized receivables are receivables from customers in which payment has already been secured through the issuance of a check by the customer that is held by the Company until the work has been completed and payment agreed to.  These checks are either held in banks or by the Company directly.  The amount of receivables above that were collateralized at September 30, 2009 and December 31, 2008, respectively, were $2,498,398 and $20,006,507.

F-10

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

The Company uses the allowance method of accounting for losses from uncollectible accounts. Under this method an allowance is provided based upon historical experience and management's evaluation of outstanding contract receivables at the end of each year. Because of the short-term nature of the projects and the frequent collection of collateral in the form of postdated checks from the customer, receivables are rarely deemed uncollectible.  During 2008 and 2007 the Company did not designate any receivables as uncollectable.

3.

Costs and Estimated Earnings on Uncompleted Contracts

	September 30, 2009	December 31, 2008

Costs incurred on uncompleted contracts	$23,458,900	$7,123,683
Estimated earnings	3,838,672	1,026,126
Total	27,297,572	8,149,809
Less: Billings to date	(949,319)	(8,182,660)
Total	$26,348,253	$(32,851)
Included in balance sheet under following captions:
Costs and estimated earnings in excess of billings	$28,234,403	$386,311
Billings in excess of costs and estimated earnings	(36,608)	(447,938)
Foreign currency effect	(1,839,542)	28,776
Total	$26,348,253	$(32,851)

4.

Line of Credit Facilities and Long-Term Debt

Line of Credit Facilitiesconsists of the following loan amounts per bank.  All loans, although in the names of one of the Stavros Mesazos Group of Companies, are guaranteed by the checks issued by the client and / or its principal shareholder or owner.  Amounts below are shown in dollars, but each loan is denominated in Euro.  Each line is used for general project purposes.  The loans are set forth below.

Bank	Interest Rate	September 30, 2009	December 31, 2008
PROBANK	8.50%	583,720	640,736
ALPHA BANK	8.50%	1,933,436	1,973,453
ALPHA BANK	8.50%	2,051,036	2,379,353
NATIONAL BANK OF GREECE	8.50%	64,413	445,684
PANELLINIA BANK	8.60%	4,201,694	2,158,802
Elliniki Bank	11.30%	916,890	1,058,913
Millenium Bank	8.10%	-0-	1,136,664
Total		9,751,189	9,793,605

F-11

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

The Company utilizes post-dated checks received from customers as collateral for these credit lines.  The Banks have historically lent 70%-90% of the face value of these post-dated checks to the Company through these credit lines.  As of September 30, 2009 and December 31, 2008, respectively, the value of collateral held by the banks was $13,930,270 and $19,403,775. The available line of credit was $17,248,940 and $17,293,035 at September 30, 2009 and December 31, 2008, respectively.

5.

Income Taxes and Deferred Tax Asset/Liability

Income taxes are calculated using the two methods under the Greek taxation statutes.  For individuals, there is a scaled tax rate ranging from 0% to 40% maximum rate on all income over €45,000.  The rate for the other two entities comprising the Company is at a constant twenty percent (20%).

The Company, as a result of its method of operation, whereby it is constructing facilities under the EU grant program and the National Development Fund, is continually audited by the Greek government and by representatives of the EU.  The relevant audits are conducted by auditors from the Ministry of Economics, the Ministry of Development, the Ministry of Agriculture, the Ministry of Public Works, the Ministry of Environment and the Greek Tax Authority.  In the latter case of the Greek Tax Authority, the audits are ongoing and cover the areas of Value Added Tax rebatements and payments, income tax due or due for a refund to the Company.  The Company has just completed in October 2009, a complete review of its operations by the Greek Tax Authority and is due for a rebate that is presently being calculated by the Tax Authority.  We do not believe that such a refund will materially impact our financial results.

The provision for taxes on net income consists of the following:

	September 31, 2009	September 31, 2008
Current	$--	$--
Deferred	750,249	1,217,385
Total	$750,249	$1,217,385

Deferred taxes as of September 30, 2009 and September 30, 2008 were almost entirely due to the requirement of using the completed contract method for calculating current income taxes in Greece, which results in a net loss for the nine month periods ending September 30, 2009 and 2008 on a tax basis. Deferred taxes as of September 30, 2009 and 2008 are immaterial and are included as a part of accrued liabilities.

6.

General & Administrative Expenses

	For the nine months ended September 30,
	2009	2008
Indirect labor expenses, not related to contract performance	$73,035	$243,820
Utilities	618	41,439
Office's rents	9,476	20,252
Taxes and duties paid	195	10,575
Stationery and other relevant expenses	137	5,545
Transportation expenses	8,545	86,843
Advertising expenses	-	485
Various expenses	603	10,843
Executive Salary	256,215	284,267
Depreciation	17,706	26,380
Total	$366,530	$730,449

F-12

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

7.

Commitments and Contingencies

Employment Agreements

Stavros X. Mesazos and certain other officers of the Company and its subsidiaries will have employment agreements executed in December 2009 which shall provide for payments of annual salary, deferred salary, incentive bonuses and certain benefits if their employment is terminated without cause.

Self-Insurance Product and workmanship liability and PI for Company and projects

As is customary in Greece, the Company does not provide health insurance for its employees.  We do contribute for each employee monthly into the Government Social Security and Pension Program, referred to as IKA an amount each month that is tied to each employee’s wage or salary.

The Company carries all risk liability and property damage insurance on its operations and personnel.  For each project, we carry property damage, bodily injury and completion coverage for the project operations and the assigned personnel.  Our liability coverage is without limitation and includes insurance against any criminal actions on the part of our employees during the course of their employment.  T here are no deductibles on any risk that we have insured.  All insurance coverage is apportioned across the market and is awarded based upon ratings and rates of the respective insurors.

Litigation

None pending.

Purchase Commitments

To manage the risk of changes in material prices and subcontracting costs used in tendering bids for construction contracts, we obtain firm quotations from suppliers and subcontractors before submitting a bid.  These quotations do not include any quantity guarantees.  As soon as we are advised that our bid is the lowest, we enter into firm contracts with most of our materials suppliers and sub-contractors, thereby mitigating the risk of future price variations affecting the contract costs.

8.  Related Party Transactions

During the course of business, the Company’s principal owner, Stavros Mesazos, withdrew money from the Company to facilitate the financing of some of its customers.  These receivables were non-interest bearing and did not have a stated due date.  As of December 31, 2008 these receivables totaled $9,793,605.  As of September 30, 2009, these receivables had been settled and these obligations no longer exist.  See “Note 11.  Subsequent events”.

During 2008, the Company began leasing its headquarters from its principal owner at a rate of $36,500 per year.  The Company determined that this rate was at market value.

9.  Concentrations

Customers

The following table shows contract revenues generated by the Company’s customers that accounted for more than 10% of revenues for a particular year

F-13

Stavros Mesazos Group of Companies

Notes to the Combined Financial Statements

September 30, 2009

	September 30, 2009		September 30, 2008
	Revenues	% of Revenues	Revenues	% of Revenues
ATI S.A.	9,457,164	32.7%	7,236,430	14.3%
INDUSTRIAL BUTCHERY OF ACHELOOU S.A.	3,743,736	12.9%	*	*
SOVIMO HELLAS S.A.	3,772,789	13.0%	*	*
FARMA CHITAS S.A.	*	*	6,321,558	12.6%
KATEPSIGMENI PAPATA S.A.	*	*	8,755,122	17.4%

SIVISTA S.A..	*.	*	7,270,865	14.5%

* - Represents less than 10% of the revenue for a particular year.

Most, if not all, of the Company’s customers rely heavily on the EU Grant program as a significant amount of their financing for the projects undertaken by the Company in any given year.  In 2009 and 2008, all of the Company’s customers received some sort of grant from the EU for up to 50% of the project’s cost.  Also, all of the Company’s customers to date have been located in the country of Greece.

10.

Capital Structure

In both E.E.s we are not owned by shareholders, but by percentage interests as in a partnership.  In Stavros X. Mesazos & SIA E.E., Stavros X. Mesazos is the beneficial owner of forty percent (40%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own thirty percent (30%).  In the Mesazos Stavros & SIA E.E., Stavros X. Mesazos is the beneficial owner of twenty percent (20%) of the interests and his two sons, Haris Mesazos and Konstantinos Mesazos each own forty percent (40%).  In the personal entity, Stavros X. Mesazos is the sole entity as it is a personal operation as in a sole proprietorship.  In all entities, Stavros X. Mesazos holds all of the voting rights of the interests.

11.

Subsequent Events

In October 2009, the Company entered into a letter of intent to combine with Aegean Earth & Marine Corporation, a Cayman Island company, in an interest for interest exchange in which all of the Company’s interests would be exchanged for ordinary shares of Aegean Earth & Marine Corporation.  Subsequent to this transaction, it is anticipated that the combined company would receive approximately $5 million in equity financing from outside investors.  No binding agreements have been entered into as of the date of this report, and there can be no assurances that this transaction will occur.

12.

Due to Suppliers

Due to Suppliers represents accounts payable to third parties principally for equipment due on demand without interest.

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